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                                                                     Exhibit (r)

                         POWER OF ATTORNEY FOR SIGNATURE


The undersigned constitutes William J. Ballou, Suzan M. Barron, Nancy L. Conlin, Ellen Harrington, Timothy J. Jacoby, John M. Loder and John W. Reading individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, any and all registration statements and any and all amendments to the registration statements filed under the Securities Act of 1933 or the Investment Company Act of 1940 with the Securities and Exchange Commission for the purpose of complying with such registration requirements in my capacity as a trustee of Colonial Insured Municipal Fund, Colonial New York Insured Municipal Fund, Colonial Massachusetts Insured Municipal Fund and Colonial California Insured Municipal Fund. This Power of Attorney authorizes the above individuals to sign my name and will remain in full force and effect until specifically rescinded by me.

I specifically permit this Power of Attorney to be filed as an exhibit to any registration statement or amendment to a registration statement of Colonial Insured Municipal Fund, Colonial New York Insured Municipal Fund, Colonial Massachusetts Insured Municipal Fund and Colonial California Insured Municipal Fund, and I request that this Power of Attorney constitute authority to sign additional amendments and registration statements by virtue of its incorporation by reference into any registration statements or amendments for Colonial Insured Municipal Fund, Colonial New York Insured Municipal Fund, Colonial Massachusetts Insured Municipal Fund and Colonial California Insured Municipal Fund.

In witness whereof, I have signed this Power of Attorney on this 20th day of August, 1999.

Robert J. Birnbaum                  James L. Moody, Jr.
Tom Bleasdale                       John J. Neuhauser
John V. Carberry                    Thomas E. Stitzel
Lora S. Collins                     Robert L. Sullivan
James E. Grinnell                   Anne-Lee Verville
Richard W. Lowry
Salvatore Macera
William E. Mayer




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